EXHIBIT 4.1


                         Fixed Income Securities, L.P.
                              18925 Base Camp Road
                           Monument, Colorado  80132



                                  April 20, 2006



Advisor's Disciplined Trust 81
c/o The Bank of New York, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217


     Re:                 Advisor's Disciplined Trust 81
                New York Municipal Closed-End Portfolio, Series 2
                -------------------------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-132702 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Fixed Income Securities, L.P. as evaluator.

          You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                FIXED INCOME SECURITIES, L.P.


                                By     /s/ ALEX R. MEITZNER
                                  ------------------------------
                                        Managing Director